United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

______________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

October 22, 2013

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MDU COMMUNICATIONS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

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Delaware	0-26053	84-1342898
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60-D Commerce Way

Totowa, New Jersey 07512

(Address of principal executive offices including zip code)

(973) 237-9499

(Registrant's telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On October 22, 2013, MDU Communications International, Inc. (the “Company”), its wholly-owned subsidiary, MDU Communications (USA) Inc. (the “Subsidiary”), FCC, LLC, d/b/a First Capital, and Full Circle Capital Corporation (together, the “Lenders” under a September 11, 2006 Amended and Restated Loan and Security Agreement (the “Loan Agreement”)), and a certain group of stockholders representing a majority of the outstanding shares of common stock of the Company (the “Stockholders”) (collectively, the “Parties”) entered into a Consent to Sale and Settlement Agreement whereby the Parties resolved amicably any claims. Terms of this agreement are confidential.

Additionally, the Company and the Subsidiary moved forward, with the consent of the Lenders and the Stockholders, with the previously disclosed September 4, 2013 Asset Purchase Agreement (the “Agreement”) with Access Media 3, Inc. (“AM3”) whereby AM3 would acquire a substantial portion of the assets of the Subsidiary in a series of transactions. A description of the Agreement was disclosed in an 8-K filed by the Company on September 6, 2013, incorporated herein, with the Agreement attached as an exhibit. Consummation of the Agreement, and the transactions contemplated thereby, was approved by the Parties in the Consent to Sale and Settlement Agreement.

Approval of the Agreement allowed for the closing of an initial group of subscribers, which resulted in an immediate transfer of 16,650 subscribers to AM3 for a purchase price of $9,657,000. Thereafter, but no later than 270 days, AM3 will acquire, in a series of subsequent closings, an additional 27,661 subscribers for up to $16,043,380. To receive the $16,043,380 proceeds in full, the Subsidiary must obtain (i) written consents to assignment on all property right of entry agreements that require consent, and (ii) term extensions for all right of entry agreements with less than one year contractual term remaining. The $16,043,380 has been placed in escrow by AM3 to fund the subsequent closings.

The Lenders applied the entire $9,657,000 purchase price to the approximate $28,300,000 outstanding balance under the Loan Agreement. It is anticipated that the Lenders will also apply the proceeds from the subsequent closings, of up to $16,043,380, to the remaining balance under the Loan Agreement. The Company makes no representation that any of these proceeds will be available for distribution to the stockholders.

AM3 and the Subsidiary also entered into two management agreements whereby AM3 will be retained by the Subsidiary to (i) manage the 27,661 subscribers until the subsequent closings occur, and (ii) manage the remainder of the Subsidiary’s 13,172 subscribers with the Subsidiary receiving from AM3 revenue in the amount of $4.50 per subscriber per month.

The Subsidiary will immediately scale back staff and operations. AM3 will retain, on a permanent or transitional basis, a majority of Subsidiary employees, a majority of leased office space and majority of other monthly direct and indirect expenses in the provisioning of services to these subscribers. The Subsidiary will retain only enough staff to fulfill its obligations under the Agreement to finalize the transition, obtain consents to assignment and right of entry agreement extensions, oversee AM3’s obligations under the management agreements, and to perform certain basic accounting and corporate functions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MDU COMMUNICATIONS INTERNATIONAL, INC.

By:	/s/ J.E. “Ted” Boyle
J.E. “Ted” Boyle President

Dated: October 24, 2013